GUARANTEE

     EDWIN T. CORNELIUS, JR. (hereinafter called "Guarantor") hereby unconditionally guarantees to PACE GROUP INTERNATIONAL, INC., an Oregon corporation ("Transferor"), its successors and assigns (hereinafter collectively called "Payee"), the complete satisfaction and performance by PACE INTERNATIONAL RESEARCH, INC., an Oregon corporation (hereinafter called "Obligor"), of all obligations due from Obligor to Transferor, including those due by reason of acceleration or extension of time, pursuant to a certain Asset Transfer Agreement of even date herewith between Obligor and Transferor or any other agreement or document described therein (all of which are hereinafter individually and collectively referred to as the "Agreements").

     1. This guarantee extends to any and all advances, debts, obligations and liabilities of Obligor to Transferor under the Agreements, regardless of the nature thereof, whether primary, secondary or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery thereon is or may become barred by any statute of limitations or is or may become otherwise unenforceable. The liability of Guarantor shall be primary, open and continuous until the performance and satisfaction of all of the obligations guaranteed hereby. No payment made by any person on any such obligation shall discharge or diminish in any way Guarantor's liability for any remaining obligation.

     2. Guarantor authorizes Payee to deal with Obligor and its sureties, endorsers and other guarantors, and with any collateral given to secure the Agreements, in any manner in which Payee sees fit without obtaining any further consent or authorization from Guarantor and without affecting Guarantor's liability hereunder. Except to the extent that notice to Guarantor is provided for in the Agreements, Guarantor hereby expressly waives all rights to receive demand, presentment, dishonor, notice of dishonor, protest, notice of protest, or notice of any kind.

     3. Upon any default by Obligor on any obligation, Payee may at Payee's option, at any time thereafter, demand and be entitled to payment from Guarantor of the full amount of all sums due from Obligor to Payee, and Payee may proceed directly against Guarantor to collect such amount without first proceeding against Obligor, or any other surety, endorser or guarantor and without foreclosing upon or selling or otherwise disposing of any collateral.

     4. The provisions of this Guarantee may not be waived or modified except in writing signed by Payee.

     5. In any suit or action to enforce the terms of this Guarantee, or any appeal thereof, the prevailing party shall be entitled to recover all reasonable attorney fees and other costs incurred such party in connection therewith as may be awarded by the court. If any sum due hereunder is placed in the hands of an attorney or other agent for collection, the collecting party shall be entitled to recover its reasonable expenses incurred therein regardless of whether any action or suit is filed.

     6. This Guarantee is assignable by Payee and shall inure to the benefit of and be enforceable by any assignee, transferee, or successor of Payee. This Guarantee and the provisions hereof shall be binding upon the heirs, successors and assigns of Guarantor, but no transfer or assignment shall relieve Guarantor of his liability hereunder

DATED as of the 1st day of November, 1995.

                              Guarantor

                               /s/ Edwin T. Cornelius, Jr.
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